SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 14, 2023

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration operation onshore Israel in the Megiddo-Jezreel area, announces the approval on September 14, 2023 of a new Megiddo Valleys License 434, allowing for ongoing oil and gas exploration on approximately 75,000 acres or 302 square kilometers. The Exploration License 434 will be valid for three years until September 13, 2026 with four 1-year extensions for a total of seven years until September 13, 2030.

Zion plans to start re-completion operations on the Megiddo-Jezreel #1 well (MJ-01) as soon as possible. Zion is deploying new technologies, focusing on new stimulation methods for MJ-01, and aiming to unlock potential hydrocarbon flows in several identified key zones. Zion has already procured service contractors and ancillary items required for efficient operations and anticipates commencing operations soon.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press release dated September 14, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 14, 2023

Zion Oil and Gas, Inc.

By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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